FIRST SUPPLEMENTAL INDENTURE

dated as of January 7, 2009

among

SKYTERRA LP,

SKYTERRA FINANCE CO.,

THE GUARANTORS NAMED HEREIN

and

THE BANK OF NEW YORK MELLON

as Trustee

to the

INDENTURE

dated as of January 7, 2008

among

SKYTERRA LP

(formerly named MOBILE SATELLITE VENTURES LP),

SKYTERRA FINANCE CO.

(formerly named MSV FINANCE CO.),

THE GUARANTORS NAMED THEREIN

and

THE BANK OF NEW YORK MELLON

(formerly named THE BANK OF NEW YORK)

as Trustee

16.5% SENIOR NOTES DUE 2013

THIS FIRST SUPPLEMENTAL INDENTURE (the “First Supplemental Indenture”), dated as of January 7, 2009, among SkyTerra LP, a Delaware limited partnership (formerly named Mobile Satellite Ventures LP) (the “Company”), SkyTerra Finance Co., a Delaware corporation (formerly named MSV Finance Co.) (“Finance Co.”), the guarantors parties hereto (the “Guarantors”) and The Bank of New York Mellon, a New York banking corporation (formerly named The Bank of New York), as Trustee (the “Trustee”) under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company and Finance Co. have heretofore executed and delivered an indenture dated as of January 7, 2008 (the “Indenture”), among the Company, Finance Co., each of the Guarantors and the Trustee, pursuant to which the Company and Finance Co. have issued their 16.5% Senior Notes due 2013 (the “Notes”) and the Guarantors have provided guarantees (the Notes together with the guarantees, the “Securities”);

WHEREAS, Section 8.02 of the Indenture provides that with the consent of the registered holders of a majority in aggregate principal amount of the Notes then outstanding, the Company, Finance Co., the Guarantors and the Trustee may make certain amendments to the Indenture;

WHEREAS, the Company, Finance Co. and the Guarantors desire to amend the Indenture as set forth herein;

WHEREAS, the holders of all of the Outstanding Notes have consented to the amendments contained herein and to the execution and delivery of this First Supplemental Indenture;

WHEREAS, the Company has requested the Trustee execute and deliver this First Supplemental Indenture and is delivering contemporaneously herewith to the Trustee (i) an Officers’ Certificate, (ii) an Opinion of Counsel, (iii) a Board Resolution of each of the Company, Finance Co. and the Guarantors authorizing the execution and delivery of this First Supplemental Indenture, and (iv) evidence of the consent of the holders as aforesaid, all in accordance with Sections 8.02, 8.05, 11.03 and 11.04 of the Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make this First Supplemental Indenture valid and binding have been complied with or have been done or performed.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, Finance Co., the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

CAPITALIZED TERMS

Section 1.01       General. Terms used herein but not defined shall have the meanings assigned to them in the Indenture.

ARTICLE II

AMENDMENTS AND WAIVERS

Section 2.01	Amendment to the Indenture. The Indenture is hereby amended as follows:

(a)        Section 4.06(b)(4) is hereby amended and restated in its entirety as follows: “(4) the Old Notes and Guarantees thereof and the Notes issued on the Issue Date and Guarantees thereof”;

(b)	the last paragraph of Section 4.06 is hereby deleted in its entirety; and

(c)        Section 11.05 is hereby amended and restated in its entirety as follows: “In determining whether the holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, any Guarantor or any other obligor on the Notes shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not an Issuer, a Guarantor or any other obligor upon the Notes or any Affiliate of any of them.”

ARTICLE III

MISCELLANEOUS

Section 3.01	Ratification of Indenture; First Supplemental Indenture Part of Indenture.
(i)

Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Securities heretofore or hereafter authenticated and delivered shall be bound hereby. In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this First Supplemental Indenture, then the terms and conditions of this First Supplemental Indenture shall prevail.

(ii)

This First Supplemental Indenture shall become effective upon its execution and delivery by the Company, Finance Co., the Guarantors and the Trustee; provided, however, that the amendments contained in Section 2.01(a) and (b) will not become operative until the time that the Issuers issue $350 million aggregate principal amount of their 18% Senior Unsecured Notes due 2013 pursuant to that certain Securities Purchase Agreement dated as of July 24, 2008.

(iii)

Upon the effectiveness of this First Supplemental Indenture, the Notes shall be deemed amended to incorporate each amendment referred to in Section 2.01 of this First Supplemental Indenture (each a “First Supplemental Amendment”) to the extent that the Notes include, by incorporation or express reference, a provision corresponding to a provision in the Indenture that is the subject of a First Supplemental Amendment, such amendment of the Notes to be deemed to occur at the time such First Supplemental Amendment became effective or shall become operative, as the case may be, pursuant to and in accordance with this First Supplemental Indenture.

Section 3.02	Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 3.03	Trustee Makes No Representation.

The recitals contained herein are those of the Company, Finance Co. and the Guarantors and not the Trustee, and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this First Supplemental Indenture.

Section 3.04	Counterparts.

The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 3.05	Effect of Headings.

The section headings herein are for convenience only and shall not effect the construction thereof.

Section 3.06         Severability. If any term, provision, covenant or restriction in this First Supplemental Indenture, or any part hereof, is held by a court of competent jurisdiction or any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority to be invalid, void or unenforceable, or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this First Supplemental Indenture shall remain in full force and effect and in no way be affected, impaired or invalidated.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

SKYTERRA LP, by its General Partner, SkyTerra
GP Inc.

By:		/s/ Randy Segal
	Name:	Randy Segal
	Title:	Senior Vice President,
General Counsel and Secretary

SKYTERRA FINANCE CO.

By:		/s/ Randy Segal
	Name:	Randy Segal
	Title:	Senior Vice President,
General Counsel and Secretary

ATC TECHNOLOGIES, LLC
(a Delaware limited liability company)

By:		/s/ Randy Segal
	Name:	Randy Segal
	Title:	Senior Vice President,
General Counsel and Secretary

SKYTERRA SUBSIDIARY LLC
(a Delaware limited liability company)

By:		/s/ Randy Segal
	Name:	Randy Segal
	Title:	Senior Vice President,
General Counsel and Secretary

SKYTERRA INTERNATIONAL, LLC
(a Delaware limited liability company)

By:		/s/ Randy Segal
	Name:	Randy Segal
	Title:	Senior Vice President,
General Counsel and Secretary

SKYTERRA INC. OF VIRGINIA (a Virginia
corporation)

By:		/s/ Randy Segal
	Name:	Randy Segal
	Title:	Senior Vice President,
General Counsel and Secretary

SKYTERRA CORP.
(a Nova Scotia unlimited liability company)

By:		/s/ Randy Segal
	Name:	Randy Segal
	Title:	Senior Vice President,
General Counsel and Secretary

SKYTERRA HOLDINGS (CANADA) INC. (an
Ontario corporation)

By:		/s/ Elizabeth A. Creary
	Name:	Elizabeth A. Creary
	Title:	Secretary

SKYTERRA (CANADA) INC.
(an Ontario corporation)

By:		/s/ Elizabeth A. Creary
	Name:	Elizabeth A. Creary
	Title:	Vice President, Corporate
Counsel Secretary

The Bank of New York MELLON, as
Trustee

By:		/s/ Timothy Casey
	Name:	Timothy Casey
	Title:	Assistant Secretary